EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

●	Total contract drilling revenues were $621 million, compared to $626 million in the third quarter of 2021 (total adjusted contract drilling revenues of $671 million, compared to $683 million in the third quarter of 2021);
●	Revenue efficiency(1) was 94.5%, compared to 98.1% in the prior quarter;
●	Operating and maintenance expense was $430 million, compared to $398 million in the prior quarter;
●	Net loss attributable to controlling interest was $260 million, $0.40 per diluted share, compared to $130 million, $0.20 per diluted share, in the third quarter of 2021;
●	Adjusted EBITDA was $250 million, compared to $245 million in the prior quarter; and
●	Contract backlog was $6.5 billion as of the February 2022 Fleet Status Report.

STEINHAUSEN, Switzerland—February 22, 2022—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $260 million, $0.40 per diluted share, for the three months ended December 31, 2021.

Fourth quarter 2021 results included net unfavorable non-cash items of $134 million, or $0.21 per diluted share, as follows:

●	$72 million, $0.11 per diluted share, related to discrete tax items;
●	$37 million, $0.06 per diluted share, loss on impairment of investment in unconsolidated affiliate; and
●	$28 million, $0.04 per diluted share, allowance for excess materials and supplies, certain items.

These unfavorable non-cash items were partially offset by:

●	$3 million, gain on disposal of assets.

After consideration of this net unfavorable item, fourth quarter 2021 adjusted net loss was $126 million, $0.19 per diluted share, compared to $122 million, $0.19 per diluted share, in the third quarter of 2021.

Contract drilling revenues for the three months ended December 31, 2021 decreased sequentially by $5 million to $621 million, primarily due to lower revenue efficiency and a rig that was idle in the fourth quarter, partially offset by one rig that returned to work following a planned shipyard stay and one rig that returned to work after being idle in the prior quarter.

A non-cash revenue reduction of $50 million was recognized in the fourth quarter as a result of contract intangible amortization associated with the Songa and Ocean Rig acquisitions in 2018. The reduction, compared to $57 million in the prior period, is the result of the completion of the contract acquired in the Ocean Rig acquisition.

Operating and maintenance expense was $430 million, compared with $398 million in the prior quarter. The sequential increase was primarily the result of a $28 million increase in our allowance for excess materials and supplies, increased personnel costs and higher in-service maintenance costs across our fleet, partially offset by a settlement with insurance carriers, reduced activity and lower shipyard costs.

General and administrative expense was $49 million, up from $40 million in the third quarter of 2021. The increase was primarily due to research and development costs incurred in the fourth quarter 2021 with no comparable activity in prior quarter and increased legal and professional fees.

Interest expense, net of amounts capitalized, was $107 million, compared with $110 million in the prior quarter. Interest income was $4 million, which is in line with the third quarter of 2021.

The Effective Tax Rate(2) was (74.0)%, down from (26.1)% in the prior quarter. The decrease was primarily due to the discrete tax impact of the transition to ordinary taxation in Switzerland. The Effective Tax Rate excluding discrete items was (44.9)% compared to (18.1)% in previous quarter.

Cash flows provided by operating activities were $185 million, compared to $141 million in the prior quarter. The fourth quarter increase was primarily due to the timing of interest payments and decreased income tax payments, partially offset by increased payroll-related payments.

Fourth quarter 2021 capital expenditures of $71 million, compared to $37 million in the prior quarter, were primarily related to the company’s newbuild drillships under construction.

“Our steadfast focus on safety, reliability and efficiency enabled us to once again deliver strong operational results for our customers in 2021, which ultimately translated into industry leading financial results,” said Chief Executive Officer, Jeremy Thigpen. “Despite the continuing challenges that COVID-19 presented to us all, for the full year, we delivered exceptional uptime performance resulting in revenue efficiency of 97.0% and Adjusted EBITDA of $995 million. I recognize and thank the entire Transocean team for its dedication and commitment throughout 2021.”

Thigpen added: “As we move into 2022, we are more optimistic than we have been in the past seven years. Energy demand remains resilient driving oil prices to seven-year highs. As a result, we are experiencing a growing list of opportunities from customers across the globe who value our high-specification floating fleet and our strong and consistent operating performance. With customer demand growing, and utilization for active high-specification assets pushing higher, we expect the upward trend in dayrates to continue as we progress through the year.”

Full Year 2021

For the year ended December 31, 2021, net loss attributable to controlling interest totaled $592 million, or $0.93 per diluted share. Full year results included $118 million, or $0.19 per diluted share, net unfavorable non-cash items listed as follows:

●	$57 million, $0.09 per diluted share, loss on disposal of assets;
●	$47 million, $0.08 per diluted share, related to discrete tax items;
●	$37 million, $0.06 per diluted share, loss on impairment of investments in unconsolidated affiliate; and
●	$28 million, $0.04 per diluted share, allowance for excess materials and supplies, certain items.

These unfavorable non-cash items were partially offset by:

●	$51 million, $0.08 per diluted share, gain on retirement of debt.

After consideration of these net unfavorable items, adjusted net loss for 2021 was $474 million, $0.74 per diluted share.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Wednesday, February 23, 2022, to discuss the results. To participate, dial +1 313-209-7315 and refer to conference code 7608355 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on Wednesday, February 23, 2022. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 7608355, pin 7774. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Years ended December 31,
	2021	2020	2019

Contract drilling revenues	$2,556	$3,152	$3,088

Costs and expenses
Operating and maintenance	1,697	2,000	2,140
Depreciation and amortization	742	781	855
General and administrative	167	183	193
	2,606	2,964	3,188
Loss on impairment	—	(597)	(609)
Loss on disposal of assets, net	(62)	(84)	(12)
Operating loss	(112)	(493)	(721)

Other income (expense), net
Interest income	15	21	43
Interest expense, net of amounts capitalized	(447)	(575)	(660)
Gain (loss) on restructuring and retirement of debt	51	533	(41)
Other, net	23	(27)	181
	(358)	(48)	(477)
Loss before income tax expense	(470)	(541)	(1,198)
Income tax expense	121	27	59

Net loss	(591)	(568)	(1,257)
Net income (loss) attributable to noncontrolling interest	1	(1)	(2)
Net loss attributable to controlling interest	$(592)	$(567)	$(1,255)

Loss per share, basic and diluted	$(0.93)	$(0.92)	$(2.05)
Weighted-average shares, basic and diluted	637	615	612

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31,
	2021	2020

Assets
Cash and cash equivalents	$976	$1,154
Accounts receivable, net	492	583
Materials and supplies, net	392	434
Restricted cash and cash equivalents	436	406
Other current assets	148	163
Total current assets	2,444	2,740

Property and equipment	23,152	23,040
Less accumulated depreciation	(6,054)	(5,373)
Property and equipment, net	17,098	17,667
Contract intangible assets	173	393
Deferred tax assets, net	7	9
Other assets	959	995
Total assets	$20,681	$21,804

Liabilities and equity
Accounts payable	$228	$194
Accrued income taxes	17	28
Debt due within one year	513	505
Other current liabilities	545	659
Total current liabilities	1,303	1,386

Long-term debt	6,657	7,302
Deferred tax liabilities, net	447	315
Other long-term liabilities	1,068	1,366
Total long-term liabilities	8,172	8,983

Commitments and contingencies

Shares, CHF 0.10 par value, 891,379,306 authorized, 142,363,356 conditionally authorized, 728,176,456 issued and 655,505,335 outstanding at December 31, 2021, and 824,650,660 authorized, 142,363,647 conditionally
authorized, 639,676,165 issued and 615,140,276 outstanding at December 31, 2020	64	60
Additional paid-in capital	13,683	13,501
Accumulated deficit	(2,458)	(1,866)
Accumulated other comprehensive loss	(84)	(263)
Total controlling interest shareholders’ equity	11,205	11,432
Noncontrolling interest	1	3
Total equity	11,206	11,435
Total liabilities and equity	$20,681	$21,804

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net loss	$(591)	$(568)	$(1,257)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	220	215	187
Depreciation and amortization	742	781	855
Share-based compensation expense	28	31	37
Loss on impairment	—	597	609
Loss on impairment of investment in unconsolidated affiliates	37	62	—
Loss on disposal of assets, net	62	84	12
(Gain) loss on restructuring and retirement of debt	(51)	(533)	41
Gain on termination of construction contracts	—	—	(132)
Deferred income tax expense	128	60	248
Other, net	77	83	41
Changes in deferred revenues, net	(108)	(73)	43
Changes in deferred costs, net	(6)	12	(33)
Changes in other operating assets and liabilities, net	37	(353)	(311)
Net cash provided by operating activities	575	398	340

Cash flows from investing activities
Capital expenditures	(208)	(265)	(387)
Investment in loans to unconsolidated affiliate	(33)	(2)	—
Investments in unconsolidated affiliates	(1)	(19)	(77)
Proceeds from disposal of assets, net	9	24	70
Proceeds from maturities of unrestricted and restricted investments	—	5	123
Other, net	—	—	3
Net cash used in investing activities	(233)	(257)	(268)

Cash flows from financing activities
Repayments of debt	(606)	(1,637)	(1,325)
Proceeds from issuance of shares, net of issue costs	158	—	—
Proceeds from issuance of debt, net of discounts and issue costs	—	743	1,056
Other, net	(42)	(36)	(43)
Net cash used in financing activities	(490)	(930)	(312)

Net decrease in unrestricted and restricted cash and cash equivalents	(148)	(789)	(240)
Unrestricted and restricted cash and cash equivalents, beginning of period	1,560	2,349	2,589
Unrestricted and restricted cash and cash equivalents, end of period	$1,412	$1,560	$2,349

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Contract Drilling Revenues (in millions)	2021	2021	2020	2021	2020
Contract drilling revenues
Ultra-deepwater floaters	$432	$428	$440	$1,720	$2,094
Harsh environment floaters	189	198	250	836	1,046
Midwater floaters	—	—	—	—	12
Total contract drilling revenues	$621	$626	$690	$2,556	$3,152

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Average Daily Revenue (1)	2021	2021	2020	2021	2020
Ultra-deepwater floaters	$337,100	$351,900	$342,100	$355,500	$324,500
Harsh environment floaters	387,700	401,600	357,500	386,200	339,600
Midwater floaters	—	—	—	—	111,400
Total fleet average daily revenue	$352,500	367,100	$347,500	$365,600	$327,500

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Utilization (2)	2021	2021	2020	2021	2020
Ultra-deepwater floaters	50.9%	50.2%	52.1%	49.3%	58.5%
Harsh environment floaters	60.0%	59.8%	73.8%	64.4%	72.6%
Midwater floaters	—%	—%	—%	—%	37.1%
Total fleet average rig utilization	53.4%	52.8%	58.4%	53.4%	62.4%

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Revenue Efficiency (3)	2021	2021	2020	2021	2020
Ultra-deepwater floaters	93.4%	96.0%	96.7%	96.1%	97.2%
Harsh environment floaters	96.7%	102.5%	97.9%	98.8%	95.0%
Midwater floaters	—%	—%	—%	—%	86.2%
Total fleet average revenue efficiency	94.5%	98.1%	97.2%	97.0%	96.3%

(1) Average daily revenue is defined as contract drilling revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(592)	$(260)	$(332)	$(130)	$(202)	$(103)	$(99)
Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Discrete tax items	47	72	(25)	8	(33)	(6)	(27)
Net loss, as adjusted	$(474)	$(126)	$(348)	$(122)	$(226)	$(109)	$(117)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.93)	$(0.40)	$(0.53)	$(0.20)	$(0.33)	$(0.17)	$(0.16)
Allowance for excess materials and supplies, certain items	0.04	0.04	—	—	—	—	—
(Gain) loss on disposal of assets, net	0.09	—	0.10	—	0.10	—	0.10
Loss on impairment of investment in unconsolidated affiliate	0.06	0.06	—	—	—	—	—
Gain on retirement of debt	(0.08)	—	(0.08)	—	(0.08)	—	(0.08)
Discrete tax items	0.08	0.11	(0.04)	0.01	(0.06)	(0.01)	(0.05)
Diluted loss per share, as adjusted	$(0.74)	$(0.19)	$(0.55)	$(0.19)	$(0.37)	$(0.18)	$(0.19)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/20	12/31/20	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20
Adjusted Net Loss
Net income (loss) attributable to controlling interest, as reported	$(567)	$(37)	$(530)	$359	$(889)	$(497)	$(392)
Restructuring costs	5	(1)	6	5	1	1	—
Loss on impairment of assets	597	—	597	—	597	430	167
Loss on disposal of assets, net	61	—	61	61	—	—	—
Loss on impairment of investment in unconsolidated affiliates	62	3	59	—	59	59	—
(Gain) loss on restructuring and retirement of debt	(533)	(137)	(396)	(449)	53	(4)	57
Discrete tax items	(91)	(37)	(54)	(45)	(9)	10	(19)
Net loss, as adjusted	$(466)	$(209)	$(257)	$(69)	$(188)	$(1)	$(187)

Adjusted Diluted Loss Per Share:
Diluted earnings (loss) per share, as reported	$(0.92)	$(0.06)	$(0.86)	$0.51	$(1.45)	$(0.81)	$(0.64)
Restructuring costs	0.01	—	0.01	0.01	—	—	—
Loss on impairment of assets	0.97	—	0.97	—	0.97	0.70	0.28
Loss on disposal of assets, net	0.10	—	0.10	0.09	—	—	—
Loss on impairment of investment in unconsolidated affiliates	0.10	—	0.10	—	0.10	0.10	—
(Gain) loss on restructuring and retirement of debt	(0.87)	(0.22)	(0.65)	(0.65)	0.09	(0.01)	0.09
Discrete tax items	(0.15)	(0.06)	(0.09)	(0.07)	(0.02)	0.02	(0.03)
Diluted loss per share, as adjusted	$(0.76)	$(0.34)	$(0.42)	$(0.11)	$(0.31)	$—	$(0.30)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21

Contract drilling revenues	$2,556	$621	$1,935	$626	$1,309	$656	$653
Contract intangible asset amortization	220	50	170	57	113	57	56
Adjusted Contract Drilling Revenues	$2,776	$671	$2,105	$683	$1,422	$713	$709

Net loss	$(591)	$(260)	$(331)	$(130)	$(201)	$(103)	$(98)
Interest expense, net of interest income	432	103	329	106	223	111	112
Income tax expense (benefit)	121	111	10	27	(17)	4	(21)
Depreciation and amortization	742	184	558	185	373	186	187
Contract intangible asset amortization	220	50	170	57	113	57	56
EBITDA	924	188	736	245	491	255	236

Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Adjusted EBITDA	$995	$250	$745	$245	$500	$255	$245

EBITDA margin	33.3%	28.0%	35.0%	35.9%	34.5%	35.8%	33.3%
Adjusted EBITDA margin	35.8%	37.3%	35.4%	35.9%	35.2%	35.8%	34.6%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/20	12/31/20	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20

Contract drilling revenues	$3,152	$690	$2,462	$773	$1,689	$930	$759
Contract intangible asset amortization	215	57	158	57	101	53	48
Adjusted Contract Drilling Revenues	$3,367	$747	$2,620	$830	$1,790	$983	$807

Net income (loss)	$(568)	$(39)	$(529)	$359	$(888)	$(497)	$(391)
Interest expense, net of interest income	554	115	439	139	300	149	151
Income tax expense (benefit)	27	23	4	(24)	28	32	(4)
Depreciation and amortization	781	189	592	190	402	196	206
Contract intangible asset amortization	215	57	158	57	101	53	48
EBITDA	1,009	345	664	721	(57)	(67)	10

Restructuring costs	5	(1)	6	5	1	1	—
Loss on impairment of assets	597	—	597	—	597	429	168
Loss on disposal of assets, net	61	—	61	61	—	—	—
Loss on impairment of investment in unconsolidated affiliates	62	3	59	—	59	59	—
(Gain) loss on restructuring and retirement of debt	(533)	(137)	(396)	(449)	53	(4)	57
Adjusted EBITDA	$1,201	$210	$991	$338	$653	$418	$235

EBITDA margin	30.0%	46.2%	25.3%	86.9%	(3.2)%	(6.8)%	1.2%
Adjusted EBITDA margin	35.7%	28.1%	37.8%	40.7%	36.5%	42.5%	29.1%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020

Loss before income taxes	$(149)	$(103)	$(16)	$(470)	$(541)
Restructuring costs	—	—	(1)	—	5
Allowance for excess materials and supplies, certain items	28	—	—	28	—
Loss on impairment of assets	—	—	—	—	597
(Gain) loss on disposal of assets, net	(3)	—	—	57	61
Loss on impairment of investment in unconsolidated affiliates	37	—	3	37	62
Gain on restructuring and retirement of debt	—	—	(137)	(51)	(533)
Adjusted loss before income taxes	$(87)	$(103)	(151)	$(399)	(349)

Revenues recognized for the settlement of disputes					(157)
Adjusted loss before income taxes for determining effective tax rate					$(506)

Income tax expense	$111	$27	$23	$121	$27
Restructuring costs	—	—	—	—	—
Allowance for excess materials and supplies, certain items	—	—	—	—	—
Loss on impairment of assets	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	—
Gain on restructuring and retirement of debt	—	—	—	—	—
Revenues recognized for the settlement of disputes	—	—	(4)	—	(4)
Changes in estimates (1)	(72)	(8)	41	(47)	95
Adjusted income tax expense (2)	$39	$19	$60	$74	$118

Effective Tax Rate (3)	(74.0)%	(26.1)%	(147.9)%	(25.7)%	(5.1)%

Effective Tax Rate, excluding discrete items (4)	(44.9)%	(18.1)%	(39.9)%	(18.5)%	(23.4)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended December 31, 2021 included $23 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.